Fidelity & Guaranty Life Declares Quarterly Dividend
DES MOINES, Iowa, Mar. 3, 2014 - Fidelity & Guaranty Life (NYSE: FGL), announced today that its Board of Directors has declared a quarterly dividend of $0.065 per share. The dividend is payable on March 31, 2014 to its shareholders of record as of the close of business on March 17, 2014.
About Fidelity & Guaranty Life
Fidelity & Guaranty Life is the parent company of Fidelity & Guaranty Life Insurance Company. Originally incorporated in 1959, the direct insurance writer has a solid commitment to serving the individuals it knows best - consumers seeking the safety, protection, accumulation and income features of secure life insurance and annuity products. Through its insurance subsidiaries, Fidelity & Guaranty Life Insurance Company and Fidelity & Guaranty Life Insurance Company of New York, the company is a leading provider of fixed indexed annuity and fixed indexed universal life products. Visit us at:  www.fglife.com.

Investor Contact:
Molly Carman
Fidelity & Guaranty Life
molly.carman@fglife.com
410-895-1008

Media Contact:
Sard Verbinnen & Co
Jamie Tully or David Millar, 212-687-8080